As filed with the Securities and Exchange Commission on May 1, 2026

Registration No. 333-295285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOCUS UNIVERSAL INC.

(Exact name of registrant as specified in its charter)

Nevada	3823	46-3355876
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1515 W. Cameron Ave., Ste 210, West Covina, CA	91790
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 272-3883

Registered Agent Solutions, Inc.

187 E Warm Springs Road, Suite B

Las Vegas, NV 89119

Tel: (888) 705-7274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gilbert J. Bradshaw, Esq.

Corporate Securities Legal LLP

650 Town Center Drive, Suite 680

Costa Mesa, CA 92626

Tel: (805) 807-2277

Fax: (917) 791-8877

gil@securitieslegal.com

Approximate date of commencement of proposed resale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Focus Universal Inc. is filing this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1/A (File No. 333-295285) (the “Amendment No. 2”) as an exhibit only filing. Accordingly, this Amendment No. 2 contains the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, and the signature page. The remainder of the Registration Statement is unchanged and therefore been omitted.

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PART II- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1(a)	Articles of Incorporation of Focus Universal Inc., as filed with the SEC on December 26, 2013.
3.1(b)	Amended and Restated Articles of Incorporation of Focus Universal Inc., filed with the Secretary of State of the State of Nevada on December 13, 2024, as filed with the SEC on December 18, 2024 (incorporated by reference to Exhibit 3.1 of Form 8-K filed on December 18, 2024).
3.1(c)	Certificate of Change filed with the Nevada Secretary of State on January 28, 2025, as filed with the SEC on January 29, 2025 (incorporated by reference to Exhibit 3.1 of Form 8-K filed on January 29, 2025).
3.1(d)	2nd Amended and Restated Articles of Incorporation of Focus Universal Inc., filed with the Secretary of Nevada on September 8, 2025, as filed with the SEC on December 8, 2025.
3.1(e)	3rd Amended and Restated Articles of Incorporation of Focus Universal Inc., filed with the Secretary of Nevada on November 17, 2025, as filed with the SEC on December 8, 2025.
3.1(f)	Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on February 5, 2026 as previously disclosed with the SEC on February 5, 2026.
3.2	Amended and Restated Bylaws, as filed with the SEC on October 22, 2019.
3.3	Certificate of Designation of Series A, filed with the Secretary of State of Nevada on October 21, 2025, as filed with the SEC on October 27, 2025.
3.4	Certificate of Designation of Series B, filed with the Secretary of State of Nevada on October 20, 2025, as filed with the SEC on October 27, 2025.
3.5	Amended and Restated Certificate of Designation of Series B, filed with the Secretary of State of Nevada on December 5, 2025, as filed with the SEC on December 5, 2025.
4.1	Form of PIPE Pre-Funded Warrant, dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
4.2	Form of Series A PIPE Common Warrant, dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
4.3	Form of Series B PIPE Common Warrant, dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
5.1	Opinion of Corporate Securities Legal LLP.*
10.1(a)	Employment Agreement by and between the Company and Irving Kau, dated November 3, 2021, as filed with the SEC on March 31, 2023.
10.1(b)	Amendment to I. Kau Employment Agreement, dated November 3, 2022, as filed with the SEC on March 31, 2023.
10.2	Loan Agreement with Golden Sunrise Investment LLC, dated March 15, 2021 for $1,500,000, as filed with the SEC on March 23, 2021.
10.3	Company Guarantee Agreement with Golden Sunrise Investment LLC, dated March 15, 2021, as filed with the SEC on March 23, 2021.
10.5	Secured Promissory Note with Golden Sunrise Investment LLC, dated March 15, 2021 for $1,500,000, as filed with the SEC on March 23, 2021.
10.6	Asset Purchase Agreement, dated December 19, 2022 with AT Tech Systems, as filed with the SEC on March 31, 2023.
10.7	Operating Agreement of AT Tech Systems, LLC, as filed with the SEC on March 31, 2023.
10.8	Loan Agreement with Ziling Gao dated January 4, 2024, as filed with the SEC on December 31, 2023.
10.9	Standard Offer for Purchase of Real Estate with 620Magnolia LLC dated February 15, 2024, as filed with the SEC on February 27, 2024.
10.10	Guaranty of Lease with 620Magnolia LLC dated February 22, 2024, as filed with the SEC on February 27, 2024.
10.11	Lease Agreement with 620Magnolia LLC dated February 22, 2024, as filed with the SEC on February 27, 2024.
10.12	Rent Adjustment(s) with 620 Magnolia LLC, as filed with the SEC on February 27, 2024.

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10.13	Form of Placement Agency Agreement with Univest Securities, LLC, dated September 15, 2024, as filed with the SEC on September 15, 2024.
10.14	Form of Securities Purchase Agreement with certain Purchasers, dated September 15, 2024, as filed with the SEC on September 15, 2024.
10.15	Securities Purchase Agreement dated November 16, 2024 with Alumni Capital LP., as filed with the SEC on November 16, 2024.
10.16	Standard Offer, Agreement, and Escrow Instructions with Silver Music LLC dated May 7, 2024, as filed with the SEC on July 8, 2024.
10.17	Standard Industrial/Commercial Single-Tenant Lease with Veena Asset Management LLC dated July 8, 2024, as filed with the SEC on July 8, 2024.
10.18	At the Market Sales Agreement, dated September 22, 2025 with Ladenburg Thalman & Co. Inc. as filed with the SEC on September 25, 2025.
10.19	2018 Equity Incentive Plan, as filed with the SEC on December 28, 2018.
10.20	Form of Placement Agency Agreement with Univest Securities, LLC, dated September 15, 2024, as filed with the SEC on September 15, 2024 (previously mislabeled as Exhibit 10.1).
10.21	Form of Securities Purchase Agreement with certain Purchasers, dated September 15, 2024, as filed with the SEC on September 15, 2024 (previously mislabeled as Exhibit 10.2).
10.22	Securities Purchase Agreement dated November 16, 2024 with Alumni Capital LP., as filed with the SEC on November 16, 2024 (previously mislabeled as Exhibit 10.1).
10.23	Form of Securities Purchase Agreement between the Company and a certain purchaser, dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
10.24	Form of Registration Rights Agreement between the Company and a certain purchaser, dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
10.25	Form of Placement Agent Agreement between the Company and Aegis Capital Corp., dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
10.26	Lease Agreement with Cameron Court L.P dated January 22, 2026.*
10.27	Business Loan Agreement between Lusher Holding LLC and East West Bank dated March 30, 2026.*
10.28	Promissory Note between Lusher Holding LLC and East West Bank dated March 30, 2026.*
10.29	Redemption Agreement between Focus Universal Inc and Great Point Capital LLC dated April 13, 2026.*
10.30	Form of Lock-up Agreement in relation to the Securities Purchase Agreement, dated April 6, 2026.*
10.31	Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated January 21, 2026, as filed with the SEC on April 27, 2026.
10.32	First Amendment to the Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated February 20, 2026, as filed with the SEC on April 27, 2026.
10.33	Second Amendment to the Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated March 5, 2026, as filed with the SEC on April 27, 2026.
10.34	Third Amendment to the Purchase and Sale Agreement between 901 Corporate Center, LP and Focus Universal Inc. dated March 13, 2026, as filed with the SEC on April 27, 2026.
21.1	List of Subsidiaries.*
23.1	Consent of Weinburg & Company P.A.**
23.2	Consent of Corporate Securities Legal LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).*
99.1	Press Release by Focus Universal Inc. dated October 27, 2025 (incorporated by reference to Exhibit 99.1 of Form 8-K filed on October 27, 2025).
99.2	Press Release by Focus Universal Inc. dated January 29, 2025 (incorporated by reference to Exhibit 99.2 of Form 8-K filed on January 29, 2025).
99.3	Press Release by Focus Universal Inc. dated April 6, 2026, as previously filed with the SEC on April 10, 2026.
99.4	Press Release by Focus Universal Inc. dated April 8, 2026, as previously filed with the SEC on April 10, 2026.
99.5	Articles of Organization of Lusher Bioscientific, LLC, as filed with the SEC on March 31, 2023.
99.6	Bylaws of Lusher Bioscientific, as filed with the SEC on March 31, 2023.
99.7	Articles of Organization of AT Tech Systems, LLC, as filed with the SEC on March 31, 2023.
99.8	Articles of Organization of Lusher Holding LLC, filed with the Secretary of State of California on February 3, 2026.*
99.9	Articles of Organization of Lusher LLC, filed with the Secretary of State of California on April 7, 2026.*
99.10	Articles of Organization of Lusher Services LLC, filed with the Secretary of State of California on April 16, 2026.*
107	Filing Fee Table.*

_____________________

* Filed with the Registration Statement on Form S-1 as filed with the SEC on April 23, 2026.

**Filed herewith.

*** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections - Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Covina, State of California, on May 1, 2026.

FOCUS UNIVERSAL INC.

By:	/s/ Irving Kau
Irving Kau
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Desheng Wang and Irving Kau, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Desheng Wang	Chief Executive Officer, Secretary, Director	May 1, 2026
Desheng Wang	(Principal Executive Officer)

/s/ Irving Kau	Chief Financial Officer and Director	May 1, 2026
Irving Kau	(Principal Accounting and Financial Officer)

/s/ Michael Pope	Director and Chairman	May 1, 2026
Michael Pope

/s/ Sean Warren	Director	May 1, 2026
Sean Warren

/s/ Carine Clark	Director	May 1, 2026
Carine Clark

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